EXHIBIT 10.08

September 1, 2006

Amendment No. 3
to the
Terms and Conditions of Employment
Between
William T. Schleyer (“WTS”)
and
Adelphia Communications Corporations (the “Company”)

WHEREAS, WTS and the Company (collectively, the “Parties”) wish to amend that certain employment agreement executed on January 17, 2003, and amended by Amendment No. 1 thereto on February 21, 2003 and further amended by Revised Amendment No. 2 thereto on March 10, 2003 (the “Employment Agreement”);

WHEREAS, at the time of the execution of the Employment Agreement, WTS and the Company contemplated that the Company would emerge from bankruptcy as part of a plan of reorganization where the Company would be an on-going publicly traded company;

WHEREAS, on April 21, 2005, the Company announced that it had reached a definitive agreement with Time Warner NY Cable LLC (“Time Warner”) and Comcast Corporation, whereby Time Warner and Comcast Corporation agreed to purchase substantially all of the Company’s and its affiliates’ assets (the “Sale Transaction”) and on July 31, 2006 (the “Sale Date”) the Sale Transaction was consummated pursuant to section 363 of title 11 of the United States Code;

WHEREAS, the Employment Agreement provides for awards of restricted stock and stock options upon the Company’s emergence from bankruptcy;

WHEREAS, the Company will not be able to award restricted stock upon the closing of the Sale Transaction; and

WHEREAS, WTS and the Company desire to amend the Employment Agreement as hereinafter set forth.

NOW, THEREFORE, the Parties hereby agree to the amendment of the Employment Agreement (“Amendment No. 3”) as follows:

1.             A new second sentence is added to Section 1 of the Employment Agreement, reading as follows: “If Emergence (as hereinafter defined) occurs during the term of this agreement, WTS shall resign as CEO and Chairman of the Board upon Emergence and shall thereafter serve as a consultant to the Company for the remaining term of this agreement.”

2.             A new third sentence is added to Section 2 of the Employment Agreement, reading as follows: “Notwithstanding the foregoing, the employment of WTS pursuant to this agreement (whether as CEO and Chairman or as consultant) shall terminate on March 31, 2007 unless extended by mutual agreement or terminated prior thereto pursuant to Section 8A of this agreement.

3.             Section 4 of the Employment Agreement is deleted and replaced with the following: “WTS shall be paid a bonus of 100% of base salary for the period from the Sale Date through the remaining term of this agreement. Salary and bonus shall be paid bi-weekly except as may otherwise be provided herein.”

4.             Section 8 of the Employment Agreement is hereby amended by adding a new clause (f) at the end thereof reading as follows:

(f) Notwithstanding anything contained herein to the contrary, WTS’s employment under this agreement (as amended through Revised Amendment No. 2 hereto) shall be deemed to have been terminated by WTS for Good Reason upon the Sale Date and WTS shall be entitled to the lump sum payment described above in Section 8(a) in respect of such termination. WTS shall thereafter be employed by the Company (whether as CEO and Chairman or as consultant) under this agreement as amended by giving effect to Amendment No. 3 hereto; provided, however, that clauses (a) through (e) of this Section 8 shall not apply to any termination of WTS’s employment occurring after such lump sum payment is made.

5.             A new Section 8A is added to the Employment Agreement immediately after Section 8, reading as follows:

8A.  Termination At Company Option After Emergence. The Company will have the option to terminate WTS’s employment prior to March 31, 2007 upon 30 days’ prior written notice, given after the effective date of a plan of reorganization for the Company or the date of commencement of liquidating distributions under chapter 7 of the Bankruptcy Code (either date, “Emergence”). For the avoidance of doubt, Section 8 shall not apply to any termination pursuant to this Section 8A.

6.             The heading to Section 9 of the Employment Agreement is hereby amended to read as follows: “Initial Equity Award or Sale Transaction Closing Award.”

7.             The following is hereby added after the last sentence of Section 9 of the Employment Agreement: “Notwithstanding anything contained herein to the contrary, upon consummation of the Sale Transaction, WTS shall be entitled to receive $10.2 million in cash (the “Sale Transaction Closing Award”) in lieu of the Initial Equity Award described above in this Section 9. The Sale Transaction Closing Award shall be paid on the first business day after approval of Amendment No. 3 to this agreement by the United States Bankruptcy Court for the Southern District of New York, provided that WTS has previously or concurrently executed and delivered to the Company a release in substantially the form of Exhibit A to Amendment No. 3 hereto, together with a separate Waiver and Release Agreement to provide for the release of claims under the Age Discrimination in Employment Act, as amended, in substantially the form of Exhibit B to Amendment No. 3 hereto.”

8.             The heading to Section 10 of the Employment Agreement is hereby amended to

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read as follows: “Potential Equity and Cash Awards.”

9.             The heading to Section 10(e) of the Employment Agreement is hereby amended to read as follows: “Emergence Date Special Award or Sale Transaction Closing Special Award.”

10.           The following is hereby added after the last sentence of Section 10(e) of the Employment Agreement: “Notwithstanding anything contained herein to the contrary, upon consummation of the Sale Transaction, WTS shall be entitled to receive a cash payment of $5.1 million (the “Sale Transaction Closing Special Award”) in lieu of the additional grant of restricted shares described above in this Section 10(e). The Sale Transaction Closing Special Award shall be paid upon Emergence.”

11.           The second sentence of Section 13 of the Employment Agreement is hereby amended to read as follows: “For purposes of this Agreement, “Competing Enterprise” shall mean Qwest Communications International Inc., Verizon Communications Inc., BellSouth Corporation, AT&T Inc., any Direct Broadcast Satellite or other multi-channel video provider (including, but not limited to, EchoStar Communications Corp. or DirecTV Broadband, Inc.), any multiple system operator (including, but not limited to Comcast) or any Digital Subscriber Line provider in the continental United States and/or Puerto Rico, in each case that has a service area that overlaps with 10% or more of the service area of the Company.”

12.           Section 15 of the Employment Agreement is hereby amended by replacing the words “this agreement and of any definitive agreement” with the words “Amendment No. 3 to this agreement” and reducing the $150,000 amount set forth therein to $80,000.

13.           This Amendment No. 3 is expressly conditioned upon approval of the United States Bankruptcy Court for the Southern District of New York. In the event that this condition is not satisfied, this Amendment No. 3 shall be null and void ab initio and without any further force or effect.

14.           Except as provided in this Amendment No. 3, the terms and conditions of the Employment Agreement shall remain unchanged.

/s/ William T. Schleyer	ADELPHIA COMMUNICATIONS CORPORATION
William T. Schleyer
/s/ Vanessa Wittman
By: Vanessa Wittman
Its: EVP & CFO

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EXHIBIT A

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (hereinafter “Agreement”) is executed on the dates indicated below, by Adelphia Communications Corporation, and any parent, predecessor, or current or former subsidiary or affiliated company of any of them, or successor of any of them, or benefit plan maintained by any of them, and the directors, officers, employees, shareholders (solely in their capacity as such), and agents of any or all of them (collectively, the “Company”) and William T. Schleyer individually, and on behalf of all successors, heirs and assigns (“Individual”).

A.            Individual and Company are party to an employment agreement, as amended on February 21, 2003, March 10, 2003 and               , 2006 (the “Employment Agreement”).

B.            In consideration for the benefits afforded to Individual by Amendment No. 3 to the Employment Agreement, and other than claims for vested benefits and compensation, unemployment compensation, worker’s compensation, indemnification and liability insurance as described in the Employment Agreement, and other payments, compensation and benefits otherwise due to Individual under Amendment No. 3 to the Employment Agreement or under Sections 1, 2, 3, 4, 6, 7, 8, 9, 10(e), 14, 15, 16 and 19 of the Employment Agreement, including reimbursement of any business expenses incurred prior to Individual’s last day of employment with Company and submitted in accordance with Company policy, due to Individual, Individual hereby knowingly and voluntarily fully hereby irrevocably and unconditionally RELEASES, REMISES AND FOREVER DISCHARGES Company from any and all charges, complaints, claims (as defined in 11 U.S.C. §105(5)), liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to any and all claims arising out of or relating in any way to his employment with the Company or the termination of his employment with the Company that are not excepted above, any rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort including defamation, or any legal restrictions on Company’s right to hire, refuse to hire or terminate employees, or any federal, state or other governmental statute, regulation or ordinance, including, without limitation: (1) the Civil Rights Act of 1964, as amended; (2) 42 U.S.C. § 1981; (3) the Americans with Disabilities Act (“ADA”); (4) the Age Discrimination in Employment Act, as amended (“ADEA”); (5) the Family and Medical Leave Act (“FMLA”); (6) the Employee Retirement Income Security Act, as amended (“ERISA”); (7) the Sarbanes-Oxley Act; (8) any civil rights, anti-discrimination or human rights laws of any state or locality in which Individual was employed, resides, or resided during his employment with the Company, and any such laws of the state of incorporation of the Company, and (9) any other federal, state or local law; any wage claim or statute; any claim of retaliatory treatment; any claim of wrongful discharge against public policy; any common law claims in tort, contract, for quasi-contact, for promissory estoppel, or for violation of the covenant of good faith and fair dealing (hereinafter collectively referred to as “Individual Claim” or “Individual Claims”), which Individual now has, owns or holds, or claims to have, own or hold, or which Individual at any time heretofore had, owned or held, or claimed to have, own or hold against Company up to and including the date of payment of the Sale Transaction Closing Special Award (as defined in Amendment No. 3 to the Employment Agreement). Individual acknowledges that upon receipt of payments required to be made under Amendment No. 3 to the Employment Agreement, the obligations of the Company under Sections 8, 9 and 10(a) through (e) (as such sections existed under the Employment Agreement prior to Amendment No. 3 thereto) will be satisfied.

Individual agrees Individual has not filed any Claim, complaint or charge with any local, State, or federal agency or enforcement body, and that if such a Claim, complaint or charge is filed, Individual shall immediately withdraw such Claim, complaint or charge; provided, however, that the foregoing does not affect any right to file an administrative charge with the Equal Employment Opportunity Commission (“EEOC”), subject to the restriction that if any such charge is filed, Individual agrees and covenants that should he or any other person, organization, or other entity file, charge, claim, sue or cause or permit to be filed any charge with the EEOC, civil action, suit or legal proceeding against Company involving any matter occurring at any time in the past, Individual will not seek or accept any personal relief (including, but not limited to, monetary award, recovery, relief or settlement) in such charge, civil action, suit or proceeding.

C.            Individual has not disclosed and will not disclose Company Information (defined below) at any time prior to or after the effective date of this Agreement, other than pursuant to his performance of duties for Company. Individual has returned to Company, or will return to Company by the date payment hereunder is due, all Company Property (defined below) not purchased from Company and will return to Company if requested by Company all documents containing Company Information and any copies, duplicates, reproductions or excerpts of Company Information.

1.                                       “Company Information” means any confidential or proprietary legal, financial, marketing, business, technical, management or business plans, business strategies, software, software evaluations, systems designs, trade secrets, personnel information, marketing methods and techniques, customer lists, or other information, including, but not limited to, information which Individual prepared, caused to be prepared, or received in connection with Individual’s employment with Company, as it relates to Company, its employees or its customers. Company Information does not include: information or knowledge: (a) which may subsequently come into the public domain after the Individual’s termination of employment (or is in the public domain prior to Individual’s termination of employment) other than by way of unauthorized disclosure by Individual; (b) which Individual is required to disclose by applicable law, subpoena, or order of a governmental agency or court after ten (10) days notice (if such notice is practicable) has been provided to Company of such order or (c) .

2.                                       “Company Property” shall include, but not be limited to, keys, access cards, files, memoranda, reports, software, credit cards, computer disks, instructional and management manuals, books, cellular phones and computer equipment.

D.            Individual and Company have had an adequate opportunity to negotiate these terms, have had an adequate opportunity to consult with counsel if so desired, and this Agreement sets forth the complete agreement between Individual and Company. No other covenants or representations, express or implied, have been made or relied upon, and no other consideration, other than that set forth herein, is due or owing.

E.             Individual acknowledges that Individual has been advised by Company to consult with an attorney prior to executing this Agreement. Individual also acknowledges being given at least twenty-one (21) days within which to consider this Agreement, and Individual has been advised that for a period of seven (7) days following execution of this Agreement, Individual may revoke this Agreement insofar as it relates to age discrimination claims and that it shall not become effective or enforceable as to age discrimination claims until the later of (i) the expiration of said seven (7) day period or (ii) the date this Agreement is approved by the U.S. Bankruptcy Court for the Southern District of New York. Individual agrees that changes in this Agreement will not restart the running of the aforementioned 21-day consideration period. Individual also agrees that Individual may sign this Agreement at any time during the 21-day period, and that any decision by Individual to do so has not been induced by Company through fraud, misrepresentation, coercion, or a threat to withdraw or alter the offer contained in this Agreement prior to the expiration of the 21-day time period, or by offering different terms if the Agreement is signed prior to the expiration of the 21-day time period.

F.             Individual represents that Individual has read this Agreement and fully understands each of its terms. Individual further represents that no representations, promises, agreements, stipulations, or other statements have been made by Company to induce this Agreement, beyond those contained herein. Individual further represents that Individual is of sound mind, and knowingly and voluntarily signs this Agreement as Individual’s own free act, and that Individual is not acting under any coercion or duress.

G.            If any provision of this Agreement should be declared to be unenforceable by any administrative agency or court of law, the remainder of the Agreement shall remain in full force and effect, and shall be binding upon the parties hereto as if the invalidated provision were not part of this Agreement.

H.            As a free and voluntary act, Individual agrees that he will make no written or oral statements that directly or indirectly disparage the Company in any manner whatsoever, including but not limited to: (a) the working conditions or employment practices of Company or (b) Company as a provider of cable television services or other products and services.

I.              Subject to Section 14 of the Individual’s Employment Agreement, all payments under this Agreement will be subject to applicable withholding taxes.

J.             Any Individual Claims arising under this Agreement, whether arising in contract, statute, tort, fraud, misrepresentation, discrimination, common law or any other legal theory, including, but not limited to disputes relating to the making, performance or interpretation of this Agreement; whenever brought, shall be brought in the United States District Court for the Southern District of New York. By signing this Agreement, Individual and the Company voluntarily, knowingly and intelligently waive any right they each may have to a jury trial in the event of a breach of this Agreement.

K.            This Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed entirely within such state, without regard to its conflict of laws rules to the extent such laws are not preempted by federal law including but not limited to federal bankruptcy law.

L.             This Agreement constitutes the full and complete integration of the parties’ agreement and all statements, negotiations and prior agreements or understandings with respect to the subject matter contained herein are to be deemed fully and completely merged into this Agreement. This Agreement may be modified only by a written instrument signed by all parties hereto. Except as otherwise provided by this Agreement, the Employment Agreement will continue in full force and effect pursuant to its terms. For the avoidance of doubt, paragraph 13 of the Employment Agreement remains in effect though not specifically enumerated in clause B above.

M.           This Agreement and all documents to be executed hereunder may be executed in multiple counterparts, each of which may be treated as an original document.

N.            This Agreement and all documents to be executed hereunder may be executed by facsimile, and both facsimile and photocopies may be treated as original documents.

O.            Each person signing this Agreement represents that he or she has the full authority to bind the party on behalf of whom or which he or she signs to the terms of this Agreement.

P.             Notwithstanding anything to the contrary herein, in the event (i) the approval of Amendment No. 3 by the U.S. Bankruptcy Court for the Southern District of New York is not received, (ii) the Company does not pay to Individual when and as required by Amendment No. 3 (x) the Sale Transaction Closing Award (as defined in Section 9 of the Employment Agreement) or (y) the Sale Transaction Closing Special Award (as defined in Section 10(e) of the Employment Agreement), or (iii) Individual does not receive a release and exculpation from each Debtor (a) in the case of a Debtor that emerges from bankruptcy through a plan of reorganization, in that plan in the form of the exculpation and release included in the Fifth Amended Chapter 11 Plan for Adelphia Communications Corporation and Certain of its Affiliates, as filed on August 18, 2006 (the “Plan”), and (b) in the case of each Debtor that emerges from bankruptcy through a liquidation, from a Trustee appointed in that liquidation and in substantially the form of the exculpation and release in the Plan, this Waiver and Release Agreement shall be null and void ab initio and without any further force or effect and the occurrence of each of the events described in the preceding clauses (i) through (iii) is a condition to the effectiveness of this Waiver and Release Agreement.

THIS IS A RELEASE — READ CAREFULLY BEFORE SIGNING

By signing below, I acknowledge that I have read, understood and accept the terms and conditions of this AGREEMENT, including the Dispute Resolution Provision set forth in paragraph J above.

IN WITNESS THEREOF, and intending to be legally bound, the parties have executed this Agreement.

/s/ William T. Schleyer
William T. Schleyer

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 6th day of Sept., 2006, by Rebecca Levine.

Witness my hand and official seal.

My commission expires 2010.

[SEAL]	/s/ Rebecca Levine
Notary Public

ADELPHIA COMMUNICATIONS CORPORATION
“Company”

By:	/s/ Vanessa Wittman

STATE OF COLORDO		)
) ss.
COUNTY OF ARAPAHOE		)

The foregoing instrument was acknowledged before me this 20th day of Sept., 2006, by Vanessa Wittman, duly authorized.

Witness my hand and official seal.

My commission expires 4/27/2010.

[SEAL]	/s/ Patricia A. Conroy
Notary Public

EXHIBIT B

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (hereinafter “Agreement”) is executed on the dates indicated below, by Adelphia Communications Corporation, and any parent, predecessor, or current or former subsidiary or affiliated company of any of them, or successor of any of them, or benefit plan maintained by any of them, and the directors, officers, employees, shareholders (solely in their capacity as such), and agents of any or all of them (collectively, the “Company”) and William T. Schleyer individually, and on behalf of all successors, heirs and assigns (“Individual”).

A.            Individual and Company are party to an employment agreement, as amended on February 21, 2003, March 10, 2003 and              , 2006 (the `Employment Agreement”).

B.            In consideration for the benefits afforded to Individual by Amendment No. 3 to the Employment Agreement, and other than claims for vested benefits and compensation, unemployment compensation, worker’s compensation, indemnification and liability insurance as described in the Employment Agreement, and other payments, compensation and benefits otherwise due to Individual under Amendment No. 3 to the Employment Agreement or under Sections 1, 2, 3, 4, 6, 7, 8, 9, 10(e), 14, 15, 16 and 19 of the Employment Agreement, including reimbursement of any business expenses incurred prior to Individual’s last day of employment with Company and submitted in accordance with Company policy, due to Individual, Individual hereby knowingly and voluntarily fully hereby irrevocably and unconditionally RELEASES, REMISES AND FOREVER DISCHARGES Company from any and all charges, complaints, claims (as defined in 11 U.S.C. §105(5)), liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising out of or relating in any way to his employment with the Company under the Age Discrimination in Employment Act, as amended (“ADEA”); (hereinafter referred to as “Individual Claim” or “Individual Claims”), which Individual now has, owns or holds, or claims to have, own or hold, or which Individual at any time heretofore had, owned or held, or claimed to have, own or hold against Company up to and including the date indicated below. Individual acknowledges that upon receipt of payments required to be made under Amendment No. 3 to the Employment Agreement, the obligations of the Company under Sections 8, 9 and 10(a) through (e) (as such sections existed under the Employment Agreement prior to Amendment No. 3 thereto) will be satisfied.

Individual agrees Individual has not filed any Claim, complaint or charge with any local, State, or federal agency or enforcement body, and that if such a Claim, complaint or charge is filed, Individual shall immediately withdraw such Claim, complaint or charge; provided, however, that the foregoing does not affect any right to file an administrative charge with the Equal Employment Opportunity Commission (“EEOC”), subject to the restriction that if any such charge is filed, Individual agrees and covenants that should he or any other person, organization, or other entity file, charge, claim, sue or cause or permit to be filed any charge with the EEOC, civil action, suit or legal proceeding against Company involving any matter occurring at any time in the past, Individual will not seek or accept any personal relief (including, but not limited to, monetary award, recovery, relief or settlement) in such charge, civil action, suit or proceeding.

C.            Individual and Company have had an adequate opportunity to negotiate these terms, have had an adequate opportunity to consult with counsel if so desired, and this Agreement sets forth the complete agreement between Individual and Company. No other covenants or representations, express or implied, have been made or relied upon, and no other consideration, other than that set forth herein, is due or owing.

D.            Individual acknowledges that Individual has been advised by Company to consult with an attorney prior to executing this Agreement. Individual also acknowledges being given at least twenty-one (21) days within which to consider this Agreement, and Individual has been advised that for a period of seven (7) days following execution of this Agreement, Individual may revoke this Agreement with respect to the ADEA claims and that it shall not become effective or enforceable as to the ADEA claims until the later of (i) the expiration of said seven (7) day period or (ii) the date this Agreement is approved by the U.S. Bankruptcy Court for the Southern District of New York. Individual agrees that changes in this Agreement will not restart the running of the aforementioned 21-day consideration period. Individual also agrees that Individual may sign this Agreement at any time during the 21-day period, and that any decision by Individual to do so has not been induced by Company through fraud, misrepresentation, coercion, or a threat to withdraw or alter the offer contained in this Agreement prior to the expiration of the 21-day time period, or by offering different terms if the Agreement is signed prior to the expiration of the 21-day time period.

E.             Individual represents that Individual has read this Agreement and fully understands each of its terms. Individual further represents that no representations, promises, agreements, stipulations, or other statements have been made by Company to induce this Agreement, beyond those contained herein. Individual further represents that Individual is of sound mind, and knowingly and voluntarily signs this Agreement as Individual’s own free act, and that Individual is not acting under any coercion or duress.

F.             If any provision of this Agreement should be declared to be unenforceable by any administrative agency or court of law, the remainder of the Agreement shall remain in full force and effect, and shall be binding upon the parties hereto as if the invalidated provision were not part of this Agreement.

G.            As a free and voluntary act, Individual agrees that he will make no written or oral statements that directly or indirectly disparage the Company in any manner whatsoever, including but not limited to: (a) the working conditions or employment practices of Company or (b) Company as a provider of cable television services or other products and services.

H.            Subject to Section 14 of the Individual’s Employment Agreement, all payments under this Agreement will be subject to applicable withholding taxes.

I.              Any Individual Claims arising under this Agreement, whether arising in contract, statute, tort, fraud, misrepresentation, discrimination, common law or any other legal theory, including, but not limited to disputes relating to the making, performance or interpretation of this Agreement; whenever brought, shall be brought in the United States District Court for the Southern District of New York. By signing this Agreement, Individual and the Company voluntarily, knowingly and intelligently waive any right they each may have to a jury trial in the event of a breach of this Agreement.

J.             This Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed entirely within such state, without regard to its conflict of laws rules to the extent such laws are not preempted by federal law including but not limited to federal bankruptcy law.

K.            This Agreement constitutes the full and complete integration of the parties’ agreement and all statements, negotiations and prior agreements or understandings with respect to the subject matter contained herein are to be deemed fully and completely merged into this Agreement. This Agreement may be modified only by a written instrument signed by all parties hereto. Except as otherwise provided by this Agreement, the Employment Agreement will continue in full force and effect pursuant to its terms. For the avoidance of doubt, paragraph 13 of the Employment Agreement remains in effect though not specifically enumerated in clause B above.

L.             This Agreement and all documents to be executed hereunder may be executed in multiple counterparts, each of which may be treated as an original document.

M.           This Agreement and all documents to be executed hereunder may be executed by facsimile, and both facsimile and photocopies may be treated as original documents.

N.            Each person signing this Agreement represents that he or she has the full authority to bind the party on behalf of whom or which he or she signs to the terms of this Agreement.

O.            Notwithstanding anything to the contrary herein, in the event (i) the approval of Amendment No. 3 by the U.S. Bankruptcy Court for the Southern District of New York is not received, (ii) the Company does not pay to Individual when and as required by Amendment No. 3 (x) the Sale Transaction Closing Award (as defined in Section 9 of the Employment Agreement) or (y) the Sale Transaction Closing Special Award (as defined in Section 10(e) of the Employment Agreement), or (iii) Individual does not receive a release and exculpation from each Debtor (a) in the case of a Debtor that emerges from bankruptcy through a plan of reorganization, in that plan in the form of the exculpation and release included in the Fifth Amended Chapter 11 Plan for Adelphia Communications Corporation and Certain of its Affiliates, as filed on August 18, 2006 (the “Plan”), and (b) in the case of each Debtor that emerges from bankruptcy through a liquidation, from a Trustee appointed in that liquidation and in substantially the form of the exculpation and release in the Plan, this Waiver and Release Agreement shall be null and void ab initio and without any further force or effect and the occurrence of each of the events described in the preceding clauses (i) through (iii) is a condition to the effectiveness of this Waiver and Release Agreement.

THIS IS A RELEASE — READ CAREFULLY BEFORE SIGNING

By signing below, I acknowledge that I have read, understood and accept the terms and conditions of this AGREEMENT, including the Dispute Resolution Provision set forth in paragraph I above.

IN WITNESS THEREOF, and intending to be legally bound, the parties have executed this Agreement.

/s/ William T. Schleyer
William T. Schleyer

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 7th day of September, 2006, by Rebecca Levine.

Witness my hand and official seal.

My commission expires 2010.

[SEAL]	/s/ Rebecca Levine
Notary Public

ADELPHIA COMMUNICATIONS CORPORATION
“Company”

By:	/s/ Vanessa Wittman

STATE OF COLORDO		)
) ss.
COUNTY OF ARAPAHOE		)

The foregoing instrument was acknowledged before me this 20th day of Sept., 2006, by Vanessa Wittman, duly authorized.

Witness my hand and official seal.

My commission expires 4/27/2010.

[SEAL]	/s/ Patricia A. Conroy
Notary Public